Exhibit 5.1

Yaron Tikotzky, Adv. (CPA)*

Eli Doron, Adv. & Notary

Ronen Kantor, Adv.

Amit Gross, Adv. & Notary

Giora Gutman, Adv.

Rami Arie, Adv. (CPA)

Rachel (Goren) Cavallero, Adv.

Gil Mor, Adv. & Notary**

Sharon Fishman, Adv. & Notary

Efrat Hamami, Adv.

Tamir Kalderon, Adv.

Asaf Gershgoren, Adv. & economist

Efi Ohana, Adv. & economist

Asaf Hofman, Adv. & economist

Moti Philip, Adv.

Shai Glikman, Adv.

Rotem Nissim, Adv.

Hadas Garoosi, Adv.

Shmulik Cohen, Adv.

Izhak Lax, Adv.

Amit Moshe Cohen, Adv.

Shimon Gros, Adv. & Notary

Shahar Noah, Adv. (Tax advisor)

Igal Rosenberg, Adv.

Ori Perel, Adv.

Shai Pnini, Adv.

Sandrine Dray, Adv. Mediator & Notary***

Nahi Hamud, Adv.

Yair Messalem, Adv.

Maayan Peled, Adv.

Liav Menachem, Adv. Notary & Mediator

Israel Asraf, Adv. & Notary

Gali Ganoni, Adv.

Odelia Cohen-Schondorf, Adv.

Yana Shapiro Orbach, Adv.

Roy Galis, Adv.

Oren Geni, Adv.

Moran Ovadia, Adv.

Sonny Knaz, Adv.

Bat-El Ovadia, Adv.

Aharon Eitan, Adv.

Rania Elime, Adv.

Haim Pesenzon, Adv.

Shaike Rakovsky, Adv.

Ronit Rabinovich, Adv.

Iris Borcom, Adv.

Omri Alter, Adv.

Shira Ben dov levi, Adv.

Inbal Naim, Adv.

Yonatan Gamarnik, Adv.

Ben Mugraby, Adv.

Shirli Shlezinger, Adv.

Michael Misul , Adv.

Jacob Bayarsky, Adv. & economist

Matan Hemo, Adv.

Tamir Shenhav, Adv.

Adi Ben yair- Yosef, Adv

Moshe Zoaretz, Adv.

Nina Aharonov, Adv.

Rozit kabudi Doron, Adv.

Doron Pesso, Adv.

Adi Barnes-Ovdat, Adv.

Omri Yacov, Adv.

Noy Keren, Adv.

Liat Ingber, Adv.

Lipaz Elimelch-Karni, Adv.

Eli Hirsch, Adv.

Maayan Gadalov,Adv.

Dov Alter, Adv.

Monica kevorkian karawani, Adv.

Shahaf Zuker, Adv.

Alexey Kvaktoun, Adv.

Elinor Yaakobi, Adv.

Dor Elkrif; Adv.

Netanel Rozenberg, Adv.

Gil Friedman, Adv.

Hadar Raz, Adv.

Ilia Parkhomyuk, Adv.

Dana Hofman, Adv.

shirly Lipovetsky, Adv.

Yamit Halperin, Adv.

Moran Alezra, Adv.

Elinor Palma, Adv.

Lidor Amar, Adv.

Tali Kadosh, Adv.

Rami Zoabi, Adv.

Michelle Zohar-Peer, Adv.

Barak Harari, Adv.

Ayala Meidan-Greenshpan, Adv.

Coral Opal, Adv.

Eden Eliad, Adv.

Eli Kulas. Adv. Notary & Mediator – Of Counsel

Eli Chenchinski, Adv. - Of Counsel

Yaacov Wagner, Senior judge (retired), Adv.- L.L.M, Mediator & Arbitrator- Of Counsel

Jan Robinsohn, M.Jur. Adv. & Notary - Of Counsel

****

Giora Amir (1928-2020)

* Member of the New York State Bar

** Member of the Law Society in England & Wales

*** Accredited by the consulate of France

**** Honorary Consul Of The Republic

Of Poland (ret.)

Bnei Brak, August 30, 2024

To: Can-Fite Biopharma Ltd.

26 Ben Gurion Street.

Ramat Gan 5257346 Israel

Ladies and Gentlemen,

We have acted as Israeli counsel to Can-Fite Biopharma Ltd. (the “Company”), a company organized under the laws of the State of Israel in connection with the offer, issuance and sale, from time to time, of up to $9,000,000 American Depositary Shares (“ADSs”), each representing three hundred (300) ordinary shares of no par value (the “Ordinary Shares”) pursuant to the At The Market Offering Agreement dated August 30, 2024 (the “Sales Agreement”). The Offering is being effected pursuant to a Registration Statement on Form F-3 (File No. 333-274316) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 1, 2023, the base prospectus, contained therein and, forming a part thereof (the “Base Prospectus”), (iii) the prospectus supplement, dated August 30, 2024, in the form filed with the Commission on August 30, 2024 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) (the “Offering”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Sales Agreement; (iv) the articles of association of the Company, as currently in effect (the “Articles”); (v) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and relate to the Registration Statement, the Prospectus and other actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that, assuming that prior to the issuance and sale of any of ADSs under the Sales Agreement, the price, number of ADSs and certain other terms of issuance with respect to any specific placement notice delivered under the Sales Agreement will be authorized and approved by the Board or a pricing committee of the Board in accordance with Israeli law, all corporate proceedings necessary for the authorization, issuance and delivery of the Ordinary Shares underlying the ADSs shall have been taken upon issuance pursuant to the terms of the Sales Agreement against payment of the consideration set forth in the Sales Agreement and in accordance with resolutions of the Board related to the Offering, the Ordinary Shares underlying the ADSs will be validly issued, fully paid and non-assessable and, are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company pursuant to the Company’s currently effective Articles, Israeli law or the documents governed by the laws of the State of Israel.

mail@dtkgg.com www.dtkgg.com

Haifa & Northern: 7 Palyam Blvd. Haifa,

(Phoenix House) 7th Floor, 3309510

Tel. +972-4-8147500 | Fax 972-4-8555976

Banking & Collection, 6th Floor

Tel. 972-4-8353700 | Fax 972-4-8702477

Romania: 7 Franklin, 1st District, Bucharest

Cyprus: 9 Zenonos Kitieos St., 2406 Engomi, Nicosia

Central: B.S.R. Tower 4, 33th Floor,

7 metsada St. Bnei Brak, 5126112

Tel. 972-3-6109100 | Fax +972-3-6127449

Tel. 972-3-6133371 | Fax +972-3-6133372

Tel. 972-3-7940700 | Fax +972-3-7467470

Tel. 972-3-6114455 | Fax +972-3-6131170

Austria: Wildpretmarkt 2-4 | Mezzanin, A-1010 , Vienna

With respect to our opinion as to the Ordinary Shares underlying the ADSs, we have assumed that, at the time of issuance and sale and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Articles such that a sufficient number of Ordinary Shares are authorized and available for issuance under the Articles.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of the Commission’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus that may alter, affect or modify the opinions expressed herein.

Sincerely,

/s/ Doron, Tikotzky, Kantor, Gutman, Amit Gross & Co.,

Advocates & Notaries